As filed with the Securities and Exchange Commission on May 31, 2002

Registration No. 333-91083

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SONOSITE, INC.
(Exact name of registrant as specified in its charter)

Washington	91-1405022
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

21919 30th Drive SE
Bothell, Washington 98021-3904
(425) 951-1200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

KEVIN M. GOODWIN
President and Chief Executive Officer
SonoSite, Inc.
21919 30th Drive SE
Bothell, Washington 98021-3904
(425) 951-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

STEPHEN M. GRAHAM
Orrick, Herrington & Sutcliffe LLP
719 Second Avenue, Suite 900
Seattle, Washington 98104
(206) 839-4300

Approximate date of commencement of proposed sale to the public:    This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the effective date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

DEREGISTRATION OF SECURITIES

On November 17, 1999, SonoSite, Inc. filed a registration statement on Form S-3 (No. 333-91083) (the “Registration Statement”) that registered 1,250,000 shares of its common stock for resale from time to time. The Registration Statement was declared effective by the Securities and Exchange Commission on November 30, 1999.

The Registration Statement was filed in order to register shares of SonoSite’s common stock issued to purchasers in a private placement sale of SonoSite common stock.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, SonoSite respectfully requests that the Securities and Exchange Commission remove from registration all of the shares that remain unsold under the Registration Statement. SonoSite is requesting the removal from registration of these shares because its obligation to maintain the effectiveness of the Registration Statement pursuant to the purchase agreement between SonoSite and the purchasers expired no later than November 30, 2001.

Accordingly, pursuant to this Post-Effective Amendment No. 1 to the Registration Statement, SonoSite hereby deregisters all of the shares of its common stock registered pursuant to the Registration Statement remaining unsold thereunder as of the effective date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, state of Washington, on the 31st day of May, 2002.

SONOSITE, INC.

By	/S/ KEVIN M. GOODWIN
Kevin M. Goodwin President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S–3 has been signed by the following persons in the capacities indicated below on the 31st day of May, 2002.

Signature	Title

/S/ KEVIN M. GOODWIN Kevin M. Goodwin	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ MICHAEL J. SCHUH Michael J. Schuh	Vice President—Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

* KIRBY L. CRAMER Kirby L. Cramer	Chairman of the Board and Director

* EDWARD V. FRITZKY Edward V. Fritzky	Director

* STEVEN R. GOLDSTEIN, M.D. Steven R. Goldstein, M.D.	Director

Ernest Mario, Ph.D.	Director

* WILLIAM G. PARZYBOK, JR. William G. Parzybok, Jr.	Director

Jeffrey Pfeffer, Ph.D.	Director

* JACQUES SOUQUET, PH.D. Jacques Souquet, Ph.D.	Director

Richard S. Schneider, Ph.D.	Director

* DENNIS A. SARTI, M.D. Dennis A. Sarti, M.D.	Director

*By:	/S/ KEVIN M. GOODWIN
Kevin M. Goodwin Attorney-in-Fact

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